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                                  EXHIBIT 99.1
                                  ------------

FOR IMMEDIATE RELEASE                      CONTACTS:
- ---------------------                          CENTURY/ALLIANCE:
                                                   EDWARD F. FEIGHAN
                                                   CLEVELAND
                                                   (216) 447-9000
                                               REPUBLIC ENVIRONMENTAL:
                                                   MICHAEL D. SCHMIDT
                                                   BLUE BELL
                                                   (215) 283-4900

REPUBLIC ENVIRONMENTAL SYSTEMS, INC. SIGNED DEFINITIVE MERGER AGREEMENT WITH CENTURY SURETY GROUP, FILED INFORMATION STATEMENT WITH SEC FOR APPROVAL, CHANGES NAME OF THE COMPANY AND APPOINTS TWO NEW DIRECTORS.

         Blue Bell, Pennsylvania (June 18, 1996) -- Further to its May 20th, 1996 announcement, Republic Environmental Systems, Inc. (NASDAQ:RESI) today announced that it has signed the definitive merger agreement with the Century Surety Group of Companies, wholly owned subsidiaries of Alliance Holding Corporation of Cleveland, Ohio. The required shareholders information statement has been filed with the SEC for approval; the shareholders approval was accomplished by majority consent of holders of more than 50% of the shareholders of RESI and therefore no shareholders approval meeting will be required. After all regulatory approvals have been obtained, all shareholders will receive a copy of the final information statement.

         The name Republic Environmental Systems, Inc. is to be changed to International Alliance Services, Inc. and Mr. Richard C. Rochon, President of Huizenga Holdings, Inc. of Fort Lauderdale, Florida and Mr. Harve A. Ferrill, Chief Executive Officer of Advance Ross Corporation of Chicago, Illinois will be appointed to the RESI Board of Directors.

         Michael G. DeGroote, Chairman and Chief Executive Officer of RESI stated "the new name 'International Alliance Services Inc.' more properly describes the ongoing business endeavors of the merged company and also welcomes the two newly appointed independent Directors of the Company. Each bring extensive experience and unique perspectives to the mission of growing the Company."

         International Alliance Services, Inc. (Republic Environmental Systems, Inc.) is a niche market specialty insurance and bonding company operating in over 40 states of the U.S.A. and provides environmental services to a broad variety of customers in the Eastern U.S.A. and Canada.